Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of WEST PENN POWER COMPANY (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey D. Serkes

Jeffrey D. Serkes Principal Financial Officer

January 23, 2004